SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Kosan Biosciences Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

April 17, 2003

To Our Stockholders:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Kosan Biosciences Incorporated to be held at 3832 Bay Center Place, Hayward, CA 94545, on Thursday, May 22, 2003, at 10:00 a.m., local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event, and for that reason, we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope.

Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sincerely,

Daniel V. Santi, M.D., Ph.D.

Chairman and Chief Executive Officer

3832 Bay Center Place

Hayward, CA 94545

NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 22, 2003

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), will be held at the Company’s offices at 3832 Bay Center Place, Hayward, CA 94545, on Thursday, May 22, 2003, at 10:00 a.m., local time, for the following purposes:

(1)	To elect two Class C directors of the Company, to serve until the 2006 Annual Meeting of Stockholders.

(2)	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on April 1, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

Susan M. Kanaya

Secretary

Hayward, California

April 17, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Kosan Biosciences Incorporated, a Delaware corporation (“Kosan” or the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on May 22, 2003 at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices located at 3832 Bay Center Place, Hayward, California 94545. The Company’s telephone number is (510) 732-8400.

These proxy solicitation materials, together with the Company’s 2002 Annual Report, are being mailed on or about April 17, 2003, to all stockholders of record on April 1, 2003.

SOLICITATION

The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, email, facsimile or letter.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of common stock at the close of business on April 1, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 25,564,366 shares of the Company’s common stock were issued and outstanding. Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

VOTING VIA THE INTERNET OR BY TELEPHONE

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.eproxy.com/kosn to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-435-6710 and following the recorded instructions.

Votes submitted via the Internet or by telephone for shares registered in your name must be received by 11 p.m., EDT, on May 21, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting web site at http://www.proxyvote.com.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., EDT, on May 21, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures described above are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “Commission”) is December 18, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with our bylaws. Stockholders are also advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the date of the first anniversary of the mailing of the proxy statement in connection with the previous year’s annual meeting of stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in size of our board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

Our board of directors is presently composed of six members. There are two directors in Class C, the class whose term of office expires in 2003, and who are standing for re-election. The nominees for election to this class, Jean Deleage, Ph.D. and Daniel V. Santi, M.D., Ph.D., are currently members of our board of directors. If elected at the Annual Meeting, Drs. Deleage and Santi would serve until the 2006 annual meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Drs. Deleage and Santi. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board may propose. Drs. Deleage and Santi have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

Presented below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting.

CLASS C NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

Daniel V. Santi, M.D., Ph.D., age 61, is one of our co-founders, and has served as Chairman of the Board of Directors since our inception in January 1995 and as our Chief Executive Officer since November 1998. Until his retirement in January 2001, Dr. Santi was on leave of absence from his position as Professor of Biochemistry and Biophysics, and of Pharmaceutical Chemistry at University of California, San Francisco, a position that he held since 1974. Dr. Santi was one of the original members of the Scientific Advisory Boards of Chiron Corporation and Mitotix, Inc., and has served as a consultant to several large pharmaceutical companies. In 1988, Dr. Santi founded and served as Chairman of the Board of Directors of Protos, Inc., a biotechnology firm and a subsidiary of Chiron Corporation, which was merged with Chiron in 1992. Dr. Santi was also founder and Chairman of Parnassus Pharmaceuticals. Dr. Santi has published over 275 scientific papers and is inventor on many patents in combinatorial chemistry and other areas. Dr. Santi received a B.S. in pharmacy from the State University of New York, an M.D. from the University of California, San Francisco and a Ph.D. in medicinal chemistry from the State University of New York.

Jean Deleage, Ph.D., age 62, has served as a director since April 1996. Dr. Deleage is a founder and managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Alta Partners was formed in 1996. In 1979, Dr. Deleage founded, and is a managing partner of, Burr,

Egan, Deleage & Co., a major venture capital firm in San Francisco and Boston. Dr. Deleage was a member of Sofinnova’s initial team, a venture capital organization in Paris, and in 1976 formed Sofinnova, Inc. (the U.S. subsidiary of Sofinnova). Dr. Deleage is presently a member of the board of directors of Crucell, N.V., Rigel Pharmaceuticals, Inc. and several private companies. In 1984, Dr. Deleage was awarded the Ordre National du Merite, and in 1993, he was awarded the Legion of Honor from the French government in recognition of his career accomplishments. Dr. Deleage received a Master’s Degree in electrical engineering from Ecole Superieurie d’Electricite and a Ph.D. in economics from the University of Paris, Sorbonne.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS A DIRECTOR CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Chaitan S. Khosla, Ph.D., age 38, is one of our co-founders and has served as a director since our inception in January 1995. Dr. Khosla has been a Professor of Chemical Engineering, Chemistry and Biochemistry at Stanford University since 2001 and has been a faculty member since 1992. Dr. Khosla is co-chairman of our Scientific Advisory Board. Dr. Khosla is the inventor of the combinatorial biosynthesis technology that we licensed from Stanford University. He is the recipient of several awards, including the 1999 Alan T. Waterman award by the National Science Foundation, the 1999 Eli Lilly Award in biological chemistry and the 2000 ACS Award in pure chemistry. Dr. Khosla is the author of over 100 publications and is an inventor on numerous patents. Dr. Khosla received a B.S. Tech. from the Indian Institute of Technology, Bombay, India and a Ph.D. from the California Institute of Technology.

CLASS B DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Bruce A. Chabner, M.D., age 62, has served as a director since September 2001. Dr. Chabner has served as the Chief of Hematology/Oncology at the Massachusetts General Hospital and as Professor of Medicine at Harvard Medical School since 1995. Dr. Chabner has also served as the Associate Director for Clinical Science of the Dana-Farber/Harvard Cancer Center since 1999 and has held numerous academic appointments, including the position of Director of the Division of Cancer Treatment of the National Cancer Institute from 1982 to 1995. Dr. Chabner has received numerous awards, including Phi Beta Kappa, Alpha Omega Alpha, the Public Health Service’s Distinguished Service Medal, the Karnofsky Award of the American Society for Clinical Oncology and the Bruce F. Cain Award for Drug Development of the American Association for Cancer Research. Dr. Chabner received a B.A. from Yale College and an M.D. from Harvard Medical School.

Peter Davis, Ph.D., age 58, has served as a director since April 1998. Since 2002, Dr. Davis has worked as an independent consultant to a number of companies. Dr. Davis served as President of DNA Plant Technologies Corp., an agricultural biotechnology company, from 2001 to 2002. Dr. Davis was a member of the Executive Committee of Pulsar International, S.A., a management company and an affiliate of A.G. Biotech Capital, from 1993 to 2001. From 1975 to 1993, Dr. Davis was a faculty and staff member of the Wharton School of the University of Pennsylvania. His primary appointments included Director of the Applied Research Center and Director of Executive Education. He is a member of the board of directors of Seminis, Inc. and several private companies. Dr. Davis received a B.A. in physics from Cambridge University, a Masters Degree in operations research from the London School of Economics and a Ph.D. in operations research from the Wharton School.

Christopher T. Walsh, Ph.D., age 59, has served as a director since April 1996. Dr. Walsh has been the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School since 1991 and formerly was President of the Dana-Farber Cancer Institute and Chairman of the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. He has performed extensive research in enzyme stereochemistry, reaction mechanisms and the mechanisms of action of anti-infective and immunosuppressive agents. He is co-chairman of our Scientific Advisory Board. Dr. Walsh is also a member of the board of directors of Versicor Inc. and several private companies. Dr. Walsh received an A.B. in biology from Harvard University and a Ph.D. in life sciences from The Rockefeller University, New York.

BOARD COMMITTEES AND MEETINGS

The board currently consists of six members. During the fiscal year ended December 31, 2002, the board of directors held six meetings, including telephone conference meetings, and acted by unanimous written consent two times. The board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

During the fiscal year ended December 31, 2002, all directors attended 100% of the total meetings of the board of directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee monitors the Company’s systems of internal controls; evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Drs. Davis, Deleage and Walsh are the current members of the Audit Committee. The members of the Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ (“NASD”) listing standards). The board has adopted a written charter for the Audit Committee that is attached as Appendix A to these proxy materials. The Audit Committee met five times in 2002.

The Compensation Committee makes recommendations to the board regarding our stock and compensation plans and approves compensation of executive officers. The Compensation Committee is composed of three non-employee directors: Drs. Davis, Deleage and Walsh. The members of the Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). It met three times during 2002.

In October 2002, the Company established a Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees all aspects of the Company’s corporate governance functions on behalf of the board, including procedures for compliance with significant applicable legal, ethical and regulatory requirements that affect corporate governance; makes recommendations to the board regarding corporate governance issues; makes recommendations to the board regarding candidates for election as directors of the Company; and serves as the focal point for communication between such candidates, non-committee directors and the Company’s management. No procedure has been established for the consideration of nominees recommended by stockholders. The Corporate Governance and Nominating Committee is composed of four non-employee directors: Drs. Chabner, Davis, Deleage and Walsh. It did not meet in 2002.

CODE OF ETHICS

In 2002, we adopted a code of ethics that applies to all of our employees, officers and directors. We intend to post the text of our code of ethics on our website at http://www.kosan.com in connection with “Investor Relations” materials. In addition, we intend to promptly disclose (1) the nature of any amendment to our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future.

AUDITORS

The Audit Committee of the board of directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003.

Ernst & Young LLP has audited the Company’s financial statements since May 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise.

Audit Fees.    Audit fees billed to the Company by Ernst & Young LLP during the 2002 fiscal year totaled $101,500 for the independent audit of the Company’s annual financial statements and for the review of the financial statements contained in the Company’s quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees.    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2002 fiscal year.

Other Fees.    Fees billed to the Company by Ernst & Young LLP during the 2002 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $16,000.

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2003 by: (i) each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) each of the executive officers of the Company named in the Security Ownership Table below; (iii) each director of the Company; and (iv) all executive officers and directors as a group.

Percentage of ownership is based on 25,564,366 shares outstanding as of March 31, 2003. Beneficial ownership is calculated based on Commission requirements. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2003 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, California 94545.

	Amount of Shares Beneficially Owned as of March 31, 2003
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total Outstanding Shares Beneficially Owned
Daniel V. Santi, M.D., Ph.D.(1)	3,876,308	15.1%
Jean Deleage, Ph.D.(2)	1,369,066	5.4
Alta Partners One Embarcadero Center, Suite 4050 San Francisco, CA 94111
Chaitan S. Khosla, Ph.D.(3)	1,732,381	6.8
Lombard Odier Darrier Hentsch & Cie(4)	1,766,103	6.9
11 rue de la Correterie 1204 Geneva, Switzerland
Bruce A. Chabner, M.D.(5)	6,875	*
Peter Davis, Ph.D.(6)	24,500	*
Christopher T. Walsh, Ph.D.(7)	104,416	*
Michael S. Ostrach(8)	478,453	1.9
Robert G. Johnson, Jr., M.D., Ph.D.(9)	323,268	1.3
Susan M. Kanaya(10)	198,852	*
Kevin R. Kaster(11)	204,863	*
All current directors and executive officers as a group (9 persons) (12)	8,114,119	31.0

*	Less than one percent (1%)

(1)	Includes 3,687,142 shares held by Daniel V. Santi, Trustee of the Santi Revocable Trust, of which Dr. Santi has sole voting and investment power. Also includes 62,500 shares held by Daniel V. and Soledad D. Santi, Trustees of the Santi Family Revocable Trust, of which Dr. Santi shares voting and investment power and 1,000 shares held by Soledad D. Santi, Dr. Santi’s spouse. Also includes 121,666 shares that Dr. Santi has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003.

(2)	Includes 1,238,422 shares held by Alta BioPharma Partners II, L.P. and 56,176 shares held by Alta Embarcadero BioPharma Partners II, LLC. Dr. Deleage, one of our directors, is a managing director of

Alta BioPharma Management Partners II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.) and a manager of Alta Embarcadero BioPharma Partners II, LLC. As managing director, manager and general partner of the foregoing funds, Dr. Deleage may be deemed to share voting and investment power for the shares held by the foregoing funds. Dr. Deleage disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein. Also includes 15,500 shares that Dr. Deleage has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003.

(3)	Includes 1,602,933 shares held by Chaitan S. Khosla and Susanne E. Ebert-Khosla, Trustees of the Chaitan S. Khosla and Susanne E. Ebert-Khosla 1998 Inter Vivos Trust, of which Dr. Khosla shares voting and investment power. Also includes 51,562 shares that Dr. Khosla has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003.

(4)	Based solely upon a Schedule 13G filed by the stockholder with the SEC on February 11, 2003.

(5)	Includes 6,875 shares that Dr. Chabner has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003.

(6)	Includes 20,500 shares that Dr. Davis has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003.

(7)	Includes 44,416 shares that Dr. Walsh has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003 and 3,750 shares subject to our right to repurchase as of March 31, 2003 in the event of exercise if Dr. Walsh is no longer an employee, director or consultant with us.

(8)	Includes 268,450 shares held by Michael S. and Karen Ostrach, Trustees of the Michael & Karen Ostrach Family Trust, of which Mr. Ostrach shares voting and investment power. Also includes 151,874 shares that Mr. Ostrach has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003 and 17,188 shares subject to our right to repurchase as of March 31, 2003 in the event of exercise if Mr. Ostrach is no longer an employee, director or consultant with us.

(9)	Includes 127,767 shares that Dr. Johnson has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003, 72,000 shares subject to our right to repurchase as of March 31, 2003 if Dr. Johnson is no longer an employee, director or consultant with us and 1,000 shares held by Margaret Liu, Dr. Johnson’s spouse.

(10)	Includes 39,999 shares that Ms. Kanaya has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003 and 26,250 shares subject to our right to repurchase as of March 31, 2003 if Ms. Kanaya is no longer an employee, director or consultant with us.

(11)	Effective October 11, 2002, Mr. Kaster terminated his employment with us. However, Mr. Kaster currently serves as a consultant to us. Includes 13,282 shares that Mr. Kaster has the right to acquire pursuant to options exercisable within 60 days after March 31, 2003 and 8,594 shares subject to our right of repurchase as of March 31, 2003 in the event of exercise if Mr. Kaster is no longer an employee, director or consultant with us.

(12)	Includes shares pursuant to notes (1) through (3) and (5) through (10) above. Total number of shares includes 7,533,614 shares of common stock held by entities affiliated with directors and executive officers, 580,159 shares issuable upon the exercise of options within 60 days of March 31, 2003, 98,250 shares subject to our right to repurchase as of March 31, 2003 and 20,938 shares subject to our right of repurchase as of March 31, 2003 in the event of exercise. See footnotes 1 through 10 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of such reports furnished to the Company, and written representations from the Company’s executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements were complied with during the Company’s fiscal year ended December 31, 2002, except that one report covering one grant of stock options was filed late by each of Drs. Daniel V. Santi and Robert G. Johnson, Jr., Mr. Michael S. Ostrach and Ms. Susan M. Kanaya.

EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

Effective October 5, 2001, each non-employee director receives a fee of $1,500 for each board of directors meeting attended. Non-employee directors are also eligible for reimbursement of expenses incurred in connection with attending board and committee meetings. In the fiscal year ended December 31, 2002, the total compensation paid to non-employee directors was $40,500. We have in the past granted non-employee directors options to purchase our common stock pursuant to the terms of our stock option plans, and our board continues to have the discretion to grant options to new non-employee directors. On February 22, 2002, we granted an option to purchase 10,000 shares of common stock at an exercise price of $6.92 per share to director Chaitan S. Khosla, Ph.D., and on May 23, 2002, we granted an option to purchase 20,000 shares of common stock at an exercise price of $8.80 per share to director Peter Davis, Ph.D.

Non-employee directors are entitled to participate in our 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan was adopted by our board of directors in March 2000 and approved by our stockholders in August 2000, and was effective upon the closing of our initial public offering. The Directors’ Plan has a term of ten years, unless terminated sooner by our board of directors. A total of 300,000 shares of our common stock have been reserved for issuance under the Directors’ Plan. In May 2002, our stockholders approved proposed amendments to the Directors’ Plan to increase the number of options that may be granted to each non-employee director and to adjust the date of grant and the term over which shares vest. Under the Directors’ Plan, each non-employee director who becomes a director of the Company will be automatically granted a non-statutory stock option to purchase 20,000 shares of common stock on the date on which such person first becomes a director that vests over four years. Beginning with the 2002 Annual Stockholders Meeting and each year thereafter, each non-employee director will automatically be granted, one day following each year’s annual meeting of stockholders, a non-statutory option to purchase 5,000 shares of common stock that will vest one day before the annual meeting of stockholders subsequent to the date of grant. In addition, the Directors’ Plan provides for automatic and non-discretionary option grants to certain non-employee directors who serve on certain committees of the board of directors as follows: 1,000 shares of common stock for services as a member of the Audit and/or Compensation Committees or 2,000 shares of common stock for services as the Chairman of any such committee. During the 2002 fiscal year, the Company granted an option to purchase 5,000 shares of common stock to each non-employee director. In addition, we granted an option to purchase 2,000 shares of common stock to each of Dr. Deleage and Dr. Davis for their services as the Chairman of our Audit and Compensation Committee, respectively. For their services as members of the Audit Committee, we granted an option to purchase 1,000 shares of common stock to each of Dr. Davis and Dr. Walsh. For their services as members of the Compensation Committee, we granted an option to purchase 1,000 shares of common stock to each of Dr. Deleage and Dr. Walsh. In 2002, options granted under the Directors’ Plan were granted at an exercise price of $8.85, the fair market value of the stock subject to the option at the date of grant. As of March 31, 2003, no options had been exercised under the Directors’ Plan.

In December 1998, we entered into an amended and restated consulting agreement with our co-founder and director, Chaitan S. Khosla, Ph.D. Under the terms of this agreement, Dr. Khosla is entitled to receive consulting fees of not less than $100,000 per year and was granted an option to purchase 195,000 shares of our common stock at an exercise price of $0.37 per share, which vested over a four-year period. Total consulting fees paid to Dr. Khosla totaled $138,883 in 2002, $129,667 in 2001 and $120,225 in 2000. Either Kosan or Dr. Khosla may terminate his consultancy at any time for any reason. If we terminate Dr. Khosla without cause or as a result of a change in control, he will receive the greater of (i) any compensation payable during the extended term of his consulting agreement or (ii) an amount equal to two times his then-current annual compensation. Further, all of Dr. Khosla’s stock options and other similar equity rights will immediately vest in full.

In January 2002, we entered into an agreement with Chaitan S. Khosla, Ph.D., whereby Dr. Khosla issued to the Company a full recourse promissory note, secured in part by his shares of Kosan common stock, for the amount of $50,000, which bore interest at 5.19%. In January 2003, principal and accrued interest were fully repaid.

In April 2001, we entered into an amended and restated consulting agreement with our director, Christopher T. Walsh, Ph.D. Under the terms of this agreement, Dr. Walsh is entitled to receive consulting fees of $1,500 per day for consultation at our facility or at a location approved by us and was granted an option to purchase 20,000 shares of our common stock at an exercise price of $7.75 per share, which vests over a four-year period. Consulting fees paid to Dr. Walsh totaled $7,500 in 2002, $4,500 in 2001 and $2,000 in 2000. Either Kosan or Dr. Walsh may terminate his consultancy at any time for any reason.

EXECUTIVE OFFICERS

Executive officers are appointed annually by the board and serve at the discretion of the board. Set forth below are the names of, and certain biographical information concerning, the executive officers of the Company, as of March 31, 2003:

Name	Age	Position
Daniel V. Santi, M.D., Ph.D.(1)	61	Chairman and Chief Executive Officer
Michael S. Ostrach	51	President and Chief Operating Officer
Robert G. Johnson, Jr., M.D., Ph.D.	51	Senior Vice President, Medical Affairs and Corporate Development and Chief Medical Officer
Susan M. Kanaya	40	Senior Vice President, Finance, Chief Financial Officer and Secretary

(1)	See “Proposal 1” for biographical information regarding Dr. Santi.

Michael S. Ostrach has served as our President and Chief Operating Officer since January 2002. From October 1998 to January 2002, Mr. Ostrach served as our Chief Operating Officer. Prior to joining Kosan in October 1997 as Vice President, Corporate Development, Mr. Ostrach worked as an independent consultant for biotechnology companies from October 1996 to October 1997. Mr. Ostrach was Executive Vice President and Chief Operating Officer of Neurobiological Technologies, Inc., a publicly held biotechnology company, from 1994 to 1996. From 1993 to 1994, Mr. Ostrach worked as a consultant to a number of biotechnology companies. From 1981 to 1991, he was a Senior Vice President at Cetus Corporation, a biotechnology company. In 1991, Cetus Corporation merged into Chiron Corporation, and during 1992, Mr. Ostrach was a Vice President of Chiron Corporation and a founder and the President of Chiron Technologies, a Chiron business unit. Mr. Ostrach received a B.A. from Brown University and a J.D. from Stanford Law School.

Robert G. Johnson, Jr., M.D., Ph.D., has served as our Chief Medical Officer since January 2003 and as our Senior Vice President, Medical Affairs and Corporate Development since January 2002. From September 2000 to January 2002, Dr. Johnson served as our Vice President, Medical Affairs and Corporate Development. From 1998 to September 2000, Dr. Johnson was employed by Chiron Corporation, where he served as Vice President, Pharmacology and Preclinical Affairs through 1999 and most recently as Vice President, Corporate Development. From 1991 to 1998, Dr. Johnson was Director of Pharmacology at Merck & Co., Inc., a pharmaceutical company. In addition, Dr. Johnson was a member of the faculty at the University of Pennsylvania from 1987 to 1991 and at Harvard Medical School from 1985 to 1987. Dr. Johnson received a B.A., a Ph.D. in biophysics and an M.D. each from the University of Pennsylvania.

Susan M. Kanaya has served as our Senior Vice President, Finance and Chief Financial Officer since January 2002 and was appointed Secretary in June 2001. From November 1999 to January 2002, Ms. Kanaya served as our Vice President, Finance and Chief Financial Officer. From 1994 to November 1999, Ms. Kanaya was employed by SUGEN, Inc., a publicly held biotechnology company that was acquired by Pharmacia in 1999, most recently serving as Vice President, Finance and Treasurer. Before joining SUGEN, Ms. Kanaya was the

Controller at 50/50 Micro Electronics, Inc., an electronics company, and at Power Up Software Corporation, a computer software company. Ms. Kanaya received a B.S. in business administration from the University of California, Berkeley.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation that we paid during the years ended December 31, 2002, 2001 and 2000 to our Chief Executive Officer and to our four other most highly compensated executive officers who received salary and bonus compensation of more that $100,000 during 2002. These individuals are referred to as the “Named Executive Officers.” All option grants were made under our 1996 Stock Option Plan. Effective December 2001, we transitioned from a June year ended executive compensation program to a calendar year executive compensation program. Amounts below reflect an allocation of June 2001 bonuses into calendar year 2000.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary	Bonus		Other Annual Compen- sation		Underlying Options	All Other Compen- sation(2)
Daniel V. Santi, M.D., Ph.D.	2002	$325,000	$100,000		$—		80,000	$1,821
Chairman, Chief Executive	2001	289,583	100,000		50,000	(1)	240,000	1,036
Officer and Director	2000	267,292	100,000		50,000	(1)	—	929

Michael S. Ostrach	2002	275,000	60,000		—		60,000	635
President and Chief	2001	251,667	56,250		31,250	(1)	150,000	635
Operating Officer	2000	223,333	71,250		31,250	(1)	75,000	414

Robert G. Johnson, Jr., M.D., Ph.D.(3)	2002	265,000	100,000		—		180,000	12,635
Senior Vice President, Medical Affairs and Corporate Development and Chief Medical Officer	2001	238,750	68,750		18,750	(1)	35,000	12,361
	2000	71,056	68,750	(4)	18,750	(1)	192,000	3,599

Susan M. Kanaya	2002	220,010	50,000		61,746	(5)	85,000	276
Senior Vice President,	2001	201,667	48,750		18,750	(1)	60,000	217
Finance, Chief Financial Officer and Secretary	2000	182,708	53,750		18,750	(1)	15,000	194

Kevin R. Kaster(6)	2002	206,160	—		—		—	219
Senior Vice President, Legal	2001	231,667	65,000		15,000	(1)	90,000	276
Affairs	2000	210,833	35,000		15,000	(1)	37,500	—

(1)	Includes amounts forgiven relating to promissory notes.

(2)	Includes term life insurance premiums, paid by Kosan on behalf of the Named Executive Officers.

(3)	Dr. Johnson joined Kosan in September 2000. All Other Compensation also includes $12,000, $12,000 and $3,500 in the form of housing allowances paid in 2002, 2001 and 2000, respectively.

(4)	Bonus includes $50,000 sign-on bonus paid in 2000.

(5)	Includes amounts forgiven relating to a promissory note in accordance with the original terms of the loan agreement.

(6)	Effective October 11, 2002, Mr. Kaster terminated his employment with us.

STOCK OPTION GRANTS AND EXERCISES

The following table sets forth summary information regarding the option grants made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers. The exercise price per share was equal to the fair market value of our common stock on the date of grant. The percentage of total options was calculated based on options to purchase an aggregate of 961,100 shares of common stock granted to employees under our 1996 Stock Option Plan in 2002. The potential realizable value was calculated based on the ten-year term of the options and assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration dates based on the fair value of the common stock on the date of grant. These assumed rates of appreciation comply with the rules of the Commission and do not represent our estimate of our future stock price. For our employees and officers, 25% of the option grant generally vests on the one-year anniversary of employment, and the remainder vests in a series of equal monthly installments beginning on the one-year anniversary of employment and continuing over the next three years of service. Subsequent option grants generally vest in a series of equal monthly installments over a four-year period.

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2002(%)	Exercise Price (per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Terms
Name					5%	10%
Daniel V. Santi, M.D., Ph.D.	80,000	8.3%	$7.15	12/06/12	$291,640	$803,254
Michael S. Ostrach	60,000	6.2	6.50	12/06/12	245,307	621,655
Robert G. Johnson, Jr., M.D., Ph.D.	100,000	10.4	8.80	05/23/12	553,427	1,402,493
	80,000	8.3	6.50	12/06/12	327,076	828,874
Susan M. Kanaya	25,000	2.6	8.80	05/23/12	138,357	350,623
	60,000	6.2	6.50	12/06/12	245,307	621,655

OPTION VALUES AT DECEMBER 31, 2002

The following table sets forth the number and value of securities underlying unexercised options that are held by each of the Named Executive Officers as of December 31, 2002. Options granted to purchase shares of our common stock under our 1996 Stock Option Plan, prior to our initial public offering, were immediately exercisable by the optionees but are subject to a right of repurchase pursuant to the vesting schedule of each specific grant. The repurchase option generally lapses over a four-year period with 25% lapsing after the one-year anniversary of employment and the remainder in equal monthly installments thereafter over a three-year period. In the event that an optionee ceases to provide service to us, we have the right to repurchase any of that person’s unvested shares of common stock at the original option exercise price. Options granted to purchase shares of our common stock under our 1996 Stock Option Plan, subsequent to our initial public offering, are generally exercisable pursuant to the vesting schedule of each specific grant. Amounts shown in the value realized column were calculated based on the difference between the option exercise price and the fair value of the common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares of common stock acquired on exercise.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel V. Santi, M.D., Ph.D.	—	—	90,000	230,000	—	—
Michael S. Ostrach	—	—	131,250	153,750	$424,000	—
Robert G. Johnson, Jr., M.D., Ph.D.	—	—	27,708	187,292	—	—
Susan M. Kanaya	—	—	26,146	118,854	—	—
Kevin R. Kaster	24,218	$141,272	13,282	—	75,088	—

(1)	The value of unexercised in-the-money options is calculated based on the difference between the closing price of our common stock ($6.07) on December 31, 2002 as reported on the Nasdaq National Market and the exercise price for these shares, multiplied by the number of shares underlying the option.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2002:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1996 Stock Option Plan(1)	2,994,845	$6.98	731,556
2000 Non-Employee Directors’ Stock Option Plan	85,500	10.62	214,500
2000 Employee Stock Purchase Plan	N/A	N/A	138,577
Equity compensation plans not approved by security holders:
None	—	—	—

Total	3,080,345	$7.08	1,084,633

(1)	Under the terms of the 1996 Stock Option Plan, options granted before the Company’s initial public offering are exercisable when granted, and if exercised prior to vesting, such shares are subject to a right of repurchase by the Company that lapses over the vesting period of the option, which is usually four years. At December 31, 2002, 238,438 shares were subject to a right of repurchase by the Company.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

See “Certain Relationships and Related Transactions.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

The Compensation Committee of the board of directors in 2002 was composed of Drs. Davis (Chairman), Deleage and Walsh, none of whom have ever been officers or employees of Kosan. The board adopted a written charter for the Compensation Committee on October 21, 2002. The Compensation Committee is responsible for establishing our compensation programs for all employees, including our executive officers. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels.

The Compensation Committee has furnished the following report on executive compensation. This report is being included pursuant to SEC rules designed to enhance disclosure of public companies’ executive

1The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

compensation policies. This report addresses the Company’s policies for 2002 as they affected the Company’s Chief Executive Officer and its other executive officers, including the named executive officers in this Proxy Statement.

COMPENSATION PHILOSOPHY

The goals of our compensation program are to align compensation with business objectives and performance that are expected to lead to the creation of value for the Company’s stockholders and to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	We pay competitively with other biotechnology companies with which we compete for talent. To ensure that our pay is competitive, we compare our pay practices with these companies and set our pay parameters based on this review. The Compensation Committee believes compensation for the Company’s executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and success as the Company. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

•	We provide significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

EXECUTIVE COMPENSATION

Salary.    The Compensation Committee annually reviews each executive officer’s salary. When reviewing salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee’s objective is to set executive compensation at the market average when compared to leading companies in the biotechnology industry. The primary components of executive compensation are base salary, cash incentives and long-term equity incentives.

Cash Bonus.    The Compensation Committee annually reviews the appropriateness of executive officer bonuses. Payment of cash bonuses is based on the accomplishment of specific corporate objectives set at the beginning of the year and an assessment of each individual officer’s performance during the year.

Equity Incentives.    Our equity incentive program includes the 1996 Stock Option Plan and the 2000 Employee Stock Purchase Plan. Our option program utilizes vesting periods (generally four years) to encourage employees to continue in our employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Under the incentive plan, grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if our common stock appreciates over the long term. The size of option grants is determined based on competitive practices in the biotechnology industry and our philosophy of significantly linking executive compensation with stockholder interests. The Compensation Committee believes this approach creates an appropriate focus on longer-term objectives and promotes executive retention. The board granted options to purchase an aggregate of 405,000 shares of our common stock to our executive officers in 2002 at a weighted-average exercise price of $7.34 per share.

We established the employee stock purchase plan both to encourage employees to continue in our employ and to motivate employees through ownership interest. Under the purchase plan, employees, including officers other than Dr. Santi, may have up to 15% of their earnings withheld for purchases of our common stock on certain dates specified by our board. The price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the relevant purchase date or commencement date of the relevant offering period. The initial offering period under the purchase plan commenced on October 5, 2000, and there were two purchases during the 2002 fiscal year.

Benefits.    Benefits offered to our executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executive officers are the same as those that are offered to the general employee population. The Compensation Committee believes that the compensation paid or payable pursuant to life insurance benefits and the benefit plans available to employees generally is competitive with the benefit packages offered by comparable employers.

FEDERAL TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits Kosan to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the code.

The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to Kosan executive officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with code section 162(m) in the future to the extent consistent with Kosan’s best interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

Dr. Santi’s salary, bonus and stock option grant for the 2002 fiscal year are consistent with the criteria described above and with the Compensation Committee’s evaluation of his overall leadership and management of Kosan. The Compensation Committee considered, among other achievements, that 2002 was a successful year for Kosan. Kosan advanced its development program for KOS-862 into three Phase I human clinical trials and executed a favorably structured co-development and commercialization agreement with Hoffmann-La Roche, Inc. for this program in oncology. The anti-infective collaboration with Johnson & Johnson Pharmaceutical Research & Development, LLC, was extended another year until December 2003, and 17-AAG was exclusively licensed from the National Institutes of Health, thereby adding a second product candidate to Kosan’s clinical pipeline. Dr. Santi’s compensation for 2002 is set forth in the Summary Compensation Table. The Compensation Committee has set Dr. Santi’s annual salary at $345,000 for the 2003 fiscal year. The cash bonus paid to Dr. Santi for 2002 was $100,000, and he received a stock option grant under the 1996 Stock Option Plan to purchase 80,000 shares at an exercise price of $7.15 per share.

CONCLUSION

Through the plans described above, a significant portion of our compensation program and Dr. Santi’s compensation are contingent on Kosan’s performance, and the realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

Compensation Committee

Peter Davis, Ph.D., Chairman

Jean Deleage, Ph.D.

Christopher T. Walsh, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee of the board is comprised of three non-employee directors: Drs. Davis, Deleage and Walsh. None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, an officer or employee of the Company. No executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS2

The Audit Committee of the board is comprised of three directors, none of whom are officers or employees of the Company. The members of the Audit Committee are: Drs. Deleage (Chairman), Davis and Walsh. The board adopted a written charter for the Audit Committee on June 2, 2000 that was amended on October 21, 2002, and it is included as an Appendix to this Proxy Statement. The Audit Committee recommends the selection of the Company’s independent auditors for approval by the board.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the consolidated financial statements to ensure that those statements were prepared in accordance with generally accepted accounting principles and report thereon to the Audit Committee. The Audit Committee reviews and monitors these processes.

Within this framework, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. Management of the Company has affirmed to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors those matters required to be discussed by Statement of Auditing Standards No. 61.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has also discussed with the independent auditors the auditor’s independence from management and the Company. The Audit Committee has considered whether the provision of any non-audit services (such as internal audit assistance and tax-related services) by the Company’s independent auditors is compatible with maintaining the independence of the independent auditors when the independent auditors are also engaged to provide non-audit services.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee further discussed with the Company’s independent auditors, with and without management present, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during 2002.

Based on these reviews and discussions, the Audit Committee has recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Audit Committee

Jean Deleage, Ph.D., Chairman

Peter Davis, Ph.D.

Christopher T. Walsh, Ph.D.

2The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

COMPANY STOCK PRICE PERFORMANCE

The following graph shows the total stockholder return of an investment of $100 in cash on October 5, 2000, the date the Company’s common stock began to trade on the Nasdaq National Market, through December 31, 2002, the last date of trading of the 2002 fiscal year for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Index. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN*

AMONG KOSAN BIOSCIENCES INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ PHARMACEUTICAL INDEX3

*	$100 invested on October 5, 2000 in stock or index, including reinvestment of dividends. Based on a fiscal year ended December 31, 2002. Starting point for the Company’s common stock represents the closing price on the first trading date. Actual initial public offering price was $14.00 per share.

3The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

PROMISSORY NOTES

Prior to our initial public offering, stock options granted under our 1996 Stock Option Plan are immediately exercisable as to both vested and unvested shares, with unvested shares being subject to a right of repurchase in our favor in the event of termination of employment or consultancy prior to vesting of all shares. These individuals paid the exercise price for their outstanding options pursuant to full recourse promissory notes secured in part by the common stock underlying the options. The notes bear interest at the Applicable Mid-Term Federal Rate at the time of exercise. Principal and interest is due on the earlier of the employee’s or consultant’s termination date or three years after the date of the promissory note. In December 2001, we entered into an agreement with Daniel V. Santi, M.D., Ph.D., to amend the terms of his original promissory note. Under the terms of the amended agreement, the loan for the outstanding principal and interest of the original loan for the amount of $212,426 bore interest at 5.14% and was due and fully repaid on December 23, 2002. As of December 31, 2002, the original and outstanding principal amounts of each promissory note held by an executive officer are set forth below:

Executive Officer	Issuance Date	Original Note Amount	Outstanding Note Amount	Interest Rate	Accrued Interest
Michael S. Ostrach	February 2000	$74,250	$16,850	6.46%	$3,563
Robert G. Johnson, Jr., M.D., Ph.D.	September 2000	768,000	732,200	6.13%	108,576
Susan M. Kanaya	February 2000	50,000	22,000	6.46%	4,516
Susan M. Kanaya	April 2000	15,000	8,500	6.60%	1,671

In February 2003, both Mr. Ostrach and Ms. Kanaya fully repaid the outstanding principal and accrued interest associated with their notes.

In August 2002, Mr. Kaster fully repaid the outstanding principal of $21,250 and accrued interest of $3,656.

In January 2002, we entered into an agreement with Chaitan S. Khosla, Ph.D., whereby Dr. Khosla issued to the Company a full recourse promissory note, secured in part by his shares of Kosan common stock, for the amount of $50,000, which bore interest at 5.19%. Interest and principal were due and fully repaid on January 8, 2003.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS AND EXECUTIVE OFFICER LOANS

We require each of our employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of our confidential or proprietary information. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment.

In November 2002, we entered into an agreement with Kevin R. Kaster in connection with his termination of employment with us. Under the agreement, Mr. Kaster will serve as a consultant to us for a period of 18 months and shall receive continuation of vesting, according to their original vesting schedules, of options to purchase 21,095 shares of our common stock. Either we or Mr. Kaster may terminate the consulting agreement at any time for any reason.

In September 2000, we entered into an agreement with Robert G. Johnson, Jr., M.D., Ph.D., in connection with his appointment as Vice President, Medical Affairs and Corporate Development. Under the agreement, Dr. Johnson received a housing loan of $150,000, which bears interest at 5.92% and is secured by a deed of trust on Dr. Johnson’s residence, 50% of which will be forgiven on the third anniversary date of his employment and the remainder of which will be forgiven on the fourth anniversary date. Dr. Johnson is also entitled to monthly mortgage assistance of $1,000 during the first three years of employment. Either we or Dr. Johnson may terminate his employment at any time for any reason. If we terminate Dr. Johnson without cause, he will receive six months of salary continuation and six additional months of vesting of his stock options will be accelerated.

In October 1999, we entered into an agreement with Susan M. Kanaya in connection with her appointment as Vice President, Finance and Chief Financial Officer. Under the agreement, Ms. Kanaya received a $52,900 loan, which bore interest at 6.35%, to replace an existing loan arrangement with her former employer. The loan was forgiven on the third anniversary date of her employment with us. Either we or Ms. Kanaya may terminate her employment at any time for any reason. If we terminate Ms. Kanaya’s employment following a change in control, the period of salary continuation will be 12 months.

In November 1998, we entered into an agreement with Daniel V. Santi, M.D., Ph.D., in connection with his appointment as our Chief Executive Officer. Under the agreement, Dr. Santi’s starting annual base salary was $250,000, adjusted annually by a minimum of a percentage change equal to the annual percentage change in the Consumer Price Index, and Dr. Santi was entitled to purchase 750,000 shares of our common stock at $0.33 per share. The option was subsequently granted with an exercise price of $0.37 per share, 110% of fair value, because of a provision in our 1996 Stock Option Plan. Either we or Dr. Santi may terminate his employment at any time for any reason. If we terminate Dr. Santi without cause, he will receive a lump sum severance payment in the amount equal to 18 months of his then-current base salary, and 18 months accelerated vesting of the shares subject to the stock option.

Drs. Santi, Khosla and Johnson, Mr. Ostrach and Ms. Kanaya each have stock option or stock purchase agreements that contain acceleration clauses providing for 100% vesting of the unvested shares in the event of a change in control.

CONSULTING AGREEMENTS

In December 1998, we entered into an amended and restated consulting agreement with our co-founder and director, Chaitan S. Khosla, Ph.D. Under the terms of this agreement, Dr. Khosla is entitled to receive consulting fees of not less than $100,000 per year and was granted an option to purchase 195,000 shares of our common stock at an exercise price of $0.37 per share, which vests over a four-year period. Total consulting fees paid to Dr. Khosla totaled $138,833 in 2002, $129,667 in 2001 and $120,225 in 2000. Either Kosan or Dr. Khosla may terminate his consultancy at any time for any reason. If we terminate Dr. Khosla without cause or as a result of a change in control, he will receive the greater of (i) any compensation payable during the extended term of his consulting agreement or (ii) an amount equal to two times his then-current annual compensation. Further, all of Dr. Khosla’s stock options and other similar equity rights will immediately vest in full.

In April 2001, we entered into an amended and restated consulting agreement with our director, Christopher T. Walsh, Ph.D. Under the terms of this agreement, Dr. Walsh is entitled to receive consulting fees of $1,500 per day for consultation at our facility or at a location approved by us and was granted an option to purchase 20,000 shares of our common stock at an exercise price of $7.75 per share, which vests over a four-year period. Total consulting fees paid to Dr. Walsh totaled $7,500 in 2002, $4,500 in 2001 and $2,000 in 2000. Either Kosan or Dr. Walsh may terminate his consultancy at any time for any reason.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with Drs. Chabner, Davis, Deleage, Johnson, Khosla, Santi and Walsh, Mr. Ostrach and Ms. Kanaya. We intend to enter into indemnification agreements with all of our directors and officers for the indemnification of those persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

STOCK OPTIONS

Stock option grants to our executive officers and directors are described herein under the captions “Director Compensation,” “Executive Compensation” and “Stock Option Grants and Exercises.”

EMPLOYMENT OF CERTAIN FAMILY MEMBERS

The Company employs individuals who are immediate family members of Dr. Santi, Chairman and Chief Executive Officer. The employees, their relationships to Dr. Santi and their aggregate salaries for the year ending December 31, 2002 are as follows: Alfonso M. Deguzman, Sr., father-in-law, $285; Alfonso M. Deguzman, Jr., brother-in-law, $35,833; and Risty Deguzman, Jr., brother-in-law, $49,536.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Kosan stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, CA 94545, Attn: Corporate Secretary or contact the Company’s Corporate Secretary at (510) 732-8400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Susan M. Kanaya

Secretary

April 17, 2003

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Corporate Secretary, Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, CA 94545.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

KOSAN BIOSCIENCES INCORPORATED

The purpose of the Audit Committee of the Board of Directors of Kosan Biosciences Incorporated (the “Company”), shall be to make such examinations as are necessary to monitor the Company’s systems of internal control, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors’ attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

1.  Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

2.  (i) Each member will be an independent director, as defined in NASDAQ Rule 4200; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its stockholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination, then the Company may appoint one (1) non-independent director to the Audit Committee if the director is not a current employee or officer, or an immediate family member of a current employee or officer.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

1.  Reviewing on a continuing basis the adequacy of the Company’s systems of internal controls;

2.  Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s finance department;

3.  Recommending, on an annual basis, the appointment of independent auditors to the Board of Directors;

4.  Reviewing and recommending to the full Board fee arrangements with the independent auditors;

5.  Reviewing and approving the independent auditors’ proposed audit scope, approach and independence;

6.  Reviewing the experience, qualifications and performance of the independent auditors, who shall be accountable to the Board and the Audit Committee, and reviewing the quality control procedures of the independent auditors;

7.  Establishing guidelines and procedures for the rotation of audit partners and other senior personnel engaged in providing audit services in accordance with applicable law and SEC and NASD regulations;

8.  Approving, in advance, the retention of the independent auditors for any permissible non-audit services and the fees for such services;

9.  Discussing with the Company’s independent auditors the financial statements and audit findings, including discussing with the Company’s independent auditors any significant adjustments, management

A-1

judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

10.  Reviewing the written disclosures and the letter from the Company’s independent auditors required by ISB Standard No. 1, as may be modified or supplemented;

11.  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

12.  Reviewing before release the audited financial statements and Management’s Discussion and Analysis in the Company’s annual report on Form 10-K;

13.  Ensuring that the Company’s independent auditors review the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

14.  Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

15.  Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor’s services and audit committee members and activities;

16.  Reviewing management’s monitoring of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

17.  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

18.  Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments;

19.  If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

20.  Reviewing related party transactions for potential conflicts of interest;

21.  Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulations S-K and Item 7(e)(3) of Schedule 14A;

22.  Reviewing its own structure, processes and membership requirements; and

23.  Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

MEETINGS

The Audit Committee will meet at least three times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet in executive session with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

A-2

KOSAN BIOSCIENCES INCORPORATED

Proxy Solicited by the Board of Directors for the Annual Meeting

of Stockholders to be held on May 22, 2003

The undersigned stockholder of Kosan Biosciences Incorporated (“Kosan”) hereby appoints Daniel V. Santi, M.D., Ph.D. and Michael S. Ostrach, with full power of substitution, as attorneys and proxies for the undersigned and authorizes each of them to represent and vote, as designated on the reverse side, all of the shares of common stock of Kosan (“Kosan Common Stock”) that the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at 3832 Bay Center Place, Hayward, CA 94545, on May 22, 2003, at 10:00 a.m., local time, and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 17, 2003, and the accompanying Proxy Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES.

(Continued, and to be marked, dated and signed, on the other side)

Ù    Detach here from proxy voting card.    Ù

You can now access your Kosan Biosciences account online.

Access your Kosan Biosciences stockholder account online via Investor ServiceDirectsm (ISD).

Mellon Investor Services LLC, agent for Kosan Biosciences, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

Investor ServiceDirectsm is currently only available for domestic individual and joint accounts.

•   SSN or Investor ID

•   PIN

•   Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

You are now ready to log in. To access your account please enter your:

•   SSN or Investor ID

•   PIN

•   Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•   Certificate History

•   Book-Entry Information

•   Issue Certificate

•   Payment History

•   Address Change

•   Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL.	Please mark your vote as indicated	☒

		FOR ALL NOMINEES LISTED BELOW	WITHHELD FOR ALL NOMINEES LISTED BELOW
1.	ELECTION OF DIRECTORS Nominees: 01 Jean Deleage, Ph.D. 02 Daniel V. Santi, M.D., Ph.D.	☐	☐

Withheld for the nominee you list below: (Write the name of the nominee in the space provided below.) .				I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date

Please sign exactly as your name appears on the Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in full corporate name by a duly authorized officer giving such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving full title as such. A partnership should sign in the partnership name by the authorized person, stating such person’s title and relationship to the partnership.

Ù    Detach here from proxy voting card.    Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you’ve marked, signed and returned your proxy card.

Internet http://www.eproxy.com/kosn	OR	Telephone 1-800-435-6710	OR	Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.